Exhibit 99.1


For Further Information:

Howard N. Feist
Chief Financial Officer
(609) 584-3586


                 CONGOLEUM CORPORATION RECEIVES DELISTING NOTICE


MERCERVILLE, NJ, FEBRUARY 7, 2008 - Congoleum Corporation (AMEX: CGM) reported that it has received notice from the American Stock Exchange LLC (the "Amex") that it no longer complies with the Amex's continued listing standards and that the Amex is initiating immediate delisting proceedings. The notice from the Amex stated that the determination was based on three reasons.

First, the Amex will normally consider suspending dealings in, or removing from the list, securities of an issuer when advice has been received, deemed by the Amex to be authoritative, that the security is without value, as set forth in
Section 1003(c)(iii) of the Amex Company Guide. As previously reported, an amended plan of reorganization has been filed in Congoleum's Chapter 11 proceedings which provides that existing Class A and Class B common shares of Congoleum will be cancelled when the plan takes effect and holders of those shares will not receive anything on account of their cancelled shares. That plan, as amended, is proposed by the future claimant's representative, the official bondholders' committee, the official asbestos claimants' committee and Congoleum.

Second, the Amex noted that Congoleum's stock has been selling for a substantial period of time at a low price per share as set forth in Section 1003(f)(v) of the Amex Company Guide. At the close of business on February 7, 2008, Congoleum's Class A Common shares were trading at a price of $.05 per share.

Third, the Amex noted that the aggregate market value of Congoleum's stock has become so reduced as to make further dealings with the exchange inadvisable, as set forth in Section 1002(b) of the Amex Company Guide. The market capitalization of Congoleum's publicly traded common shares at the close of business on February 7, 2008 was $185 thousand.

The Amex will file a delisting application with the Securities and Exchange Commission ("SEC") to remove Congoleum's common stock from listing and registration on Amex, when and if authorized by the SEC. Trading on the Amex is expected to be suspended February 19, 2008. The delisting of Congoleum's common stock will be effective 10 days after Amex files a Form 25 with the SEC. The Company does not intend to appeal, or request a review of, the Panel's decision, and thus its common stock is expected to be delisted from Amex. Congoleum believes that its common stock will be eligible for quotation on the NASD Over-the-Counter Bulletin Board ("OTCBB") following its delisting from the Amex and that one or more market makers will make a market for Congoleum shares.
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There can be no assurance that a market in Congoleum's shares (whether on the
OTCBB or any other trading or quotation system) will develop or, if such a market develops, whether it will continue.

On December 31, 2003, Congoleum Corporation filed a voluntary petition with the United States Bankruptcy Court for the District of New Jersey (Case No. 03-51524) seeking relief under Chapter 11 of the United States Bankruptcy Code as a means to resolve claims asserted against it related to the use of asbestos in its products decades ago.

Congoleum Corporation is a leading manufacturer of resilient flooring, serving both residential and commercial markets. Its sheet, tile and plank products are available in a wide variety of designs and colors, and are used in remodeling, manufactured housing, new construction and commercial applications. The Congoleum brand name is recognized and trusted by consumers as representing a company that has been supplying attractive and durable flooring products for over a century.

The above news release contains certain forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, that involve risks, uncertainties and assumptions. These statements can be identified by the use of the words such as "anticipate," "believe," "estimate," "expect," "intend," "plan," "project" and other words of similar meaning. In particular, these include statements relating to intentions, beliefs or current expectations concerning, among other things, future performance, results of operations, the outcome of contingencies such as bankruptcy and other legal proceedings, and financial conditions. These statements do not relate strictly to historical or current facts. These forward-looking statements are based on Congoleum's expectations, as of the date of this release, of future events, and Congoleum undertakes no obligation to update any of these forward-looking statements.